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                                                                    EXHIBIT 31.1

              CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
                 SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, Michael B. Berman, certify that:

1.       I have reviewed this report of Equity Lifestyle Properties, Inc.:

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.


Dated: June 14, 2005                         /s/ Michael B. Berman
                                             -----------------------------------
                                             Michael B. Berman
                                             Vice President, Treasurer and Chief
                                             Financial Officer


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